EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-3 (File no. 333-71064) of our report dated February 20, 2001, except for note 17 as to which the date is March 26, 2001, relating to Eloquent, Inc.'s financial statements and financial statement schedule, which appears in Eloquent, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP



San Jose, California
December 10, 2001


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